EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS SECOND QUARTER 2026 RESULTS
$208 million	$217 million	$0.73	$0.76
Net income	Operating net income[1]	Earnings per common share - diluted	Operating earnings per common share - diluted[1]
0

CEO Commentary
"Our second quarter results demonstrate the resilience of our franchise and reflect the value of disciplined execution across the company," said Clint Stein, Chairman, CEO & President. "While the operating environment remains dynamic, we continued to execute on our strategic priorities through prudent expense management, ongoing balance sheet optimization, and consistent capital returns to shareholders. Commercial loan balances continued to grow, reflecting the strength of our customer relationships and the trust we have built across our markets. We also continued to reposition the balance sheet in ways that support stronger long-term performance. Supported by our diversified business model, sound credit culture, and strong capital generation, we remain committed to delivering sustainable returns and creating long-term value for our shareholders."
Clint Stein, Chairman, CEO & President of Columbia Banking System, Inc.

2Q26 HIGHLIGHTS (COMPARED TO 1Q26)

Net Interest Income and NIM	•Net interest income decreased by $5 million from the prior quarter, due in part to $4 million of interest income reversals, alongside modest balance sheet deleveraging.
•Net interest margin was 3.93%, down 3 basis points from the prior quarter, as the interest income reversals mentioned above reduced the net interest margin by 3 basis points.

Non-Interest Income and Expense
•Non-interest income increased by $5 million, due primarily to higher treasury management and card-based fees, partially offset by quarterly changes in fair value adjustments and hedging activity. Results also include $3 million in death benefit proceeds related to a single policy.

•Non-interest expense decreased by $19 million, due to lower merger expense and the realization of acquisition-related cost savings.

Credit Quality	•Net charge-offs were 0.25% of average loans and leases (annualized), compared to 0.30% for the prior quarter.
•Provision expense was $27 million, compared to $28 million for the prior quarter.
•Non-performing assets to total assets ratio was 0.42%, compared to 0.40% as of March 31, 2026.

Capital	•Estimated total risk-based capital ratio of 13.4% and estimated common equity tier 1 risk-based capital ratio of 11.6%.
•Declared a quarterly cash dividend of $0.37 per common share on May 15, 2026, which was paid June 15, 2026.
•Repurchased $199 million of common stock under our current repurchase plan.

Notable Items
•Our first small business and retail campaign of 2026, which began in February and ended  April 30, 2026, brought over $600 million in new deposits to the bank and also was successful in generating new SBA lending relationships. Our second campaign began in June and has generated approximately $650 million in new deposit balances through mid-July.

2Q26 KEY FINANCIAL DATA

PERFORMANCE METRICS	2Q26	1Q26	2Q25
Return on average assets	1.27%	1.18%	1.19%
Return on average common equity	10.99%	10.00%	11.56%
Return on average tangible common equity[1]	15.29%	13.88%	16.03%
Operating return on average assets[1]	1.33%	1.28%	1.25%
Operating return on average common equity[1]	11.46%	10.89%	12.16%
Operating return on average tangible common equity[1]	15.95%	15.11%	16.85%
Net interest margin	3.93%	3.96%	3.75%
Efficiency ratio	55.15%	58.03%	54.29%
Operating efficiency ratio, as adjusted [1]	52.92%	53.68%	51.79%

INCOME STATEMENT ($ in millions, excl. per share data)	2Q26	1Q26	2Q25
Net interest income	$589	$594	$446
Provision for credit losses	$27	$28	$30
Non-interest income	$88	$83	$65
Non-interest expense	$375	$394	$278
Pre-provision net revenue[1]	$302	$283	$233
Operating pre-provision net revenue[1]	$314	$306	$242
Earnings per common share - diluted	$0.73	$0.66	$0.73
Operating earnings per common share - diluted[1]	$0.76	$0.72	$0.76
Dividends paid per share	$0.37	$0.37	$0.36

BALANCE SHEET ($ in millions, excl. per share data)	2Q26	1Q26	2Q25
Total assets	$65,380	$66,027	$51,901
Loans and leases	$47,166	$47,697	$37,637
Deposits	$52,056	$53,489	$41,743
Book value per common share	$26.70	$26.47	$25.41
Tangible book value per common share[1]	$19.22	$19.03	$18.47
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Director of Investor Relations, 503-727-4100, jacquebohlen@columbiabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") closed its acquisition of Pacific Premier Bancorp, Inc. ("Pacific Premier") on August 31, 2025, and completed the systems conversion and nine branch consolidations during the first quarter of 2026. All organizational changes and cost-related synergies were essentially complete as of June 30, 2026, including the achievement of our previously disclosed cost savings target associated with the Pacific Premier acquisition.

During the second quarter, we opened a branch in Colorado Springs and a financial hub in Las Vegas. We continue to strategically expand and refine our physical footprint to support relationship-driven growth, while funding these initiatives through targeted real estate optimization and other efficiency improvements.

Net Interest Income and Net Interest Margin
Net interest income was $589 million for the second quarter of 2026, down $5 million from the first quarter of 2026, due in part to $4 million of interest income reversals, alongside modest balance sheet deleveraging.

Columbia's net interest margin was 3.93% for the second quarter of 2026, down 3 basis points from the first quarter of 2026, as the interest income reversals mentioned above reduced the net interest margin by 3 basis points during the second quarter. Excluding this impact, net interest margin was consistent between periods, as higher yields on loans and leases partially offset a lower yield on taxable securities, driven by changes in prepayment speed expectations. Improved funding costs also contributed favorably to the net interest margin.

The cost of interest-bearing deposits decreased 8 basis points from the prior quarter to 1.96% for the second quarter of 2026, compared to 2.04% for the first quarter of 2026. The decrease during the second quarter reflects our active management of deposit rates and a lower mix of higher-cost brokered deposits. The cost of interest-bearing deposits was 1.95% for the month of June and 1.94% as of June 30, 2026.

Columbia's cost of interest-bearing liabilities decreased 3 basis points from the prior quarter to 2.21% for the second quarter of 2026, compared to 2.24% for the first quarter of 2026. The cost of interest-bearing liabilities was 2.22% for the month of June and 2.21% as of June 30, 2026. Refer to the Q2 2026 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Non-interest Income
Non-interest income was $88 million for the second quarter of 2026, up $5 million from the prior quarter. Quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which reflect interest rate fluctuations during the quarter, collectively resulted in a net fair value loss of $3 million for the second quarter, compared to a net fair value gain of $2 million for the first quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was $91 million2 for the second quarter of 2026, up $10 million between periods, due primarily to higher treasury management and card-based fees. We also received $3 million in death benefit proceeds during the second quarter related to a single policy, which was recorded in other income.

Non-interest Expense
Non-interest expense was $375 million for the second quarter of 2026, down $19 million from the prior quarter, due to lower merger expense. Excluding merger and restructuring expense and exit and disposal costs, as detailed in our non-GAAP disclosures, non-interest expense was $366 million2, down $3 million from the prior quarter, due to cost savings related to the Pacific Premier acquisition. Refer to the Q2 2026 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $65.4 billion as of June 30, 2026, compared to $66.0 billion as of March 31, 2026. The decrease reflects balance sheet optimization activity. Cash and cash equivalents were $1.8 billion as of June 30, 2026, compared to $2.1 billion as of March 31, 2026. Including secured off-balance sheet lines of credit, total available liquidity was $25.6 billion as of June 30, 2026, representing 39% of total assets, 49% of total deposits, and 125% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $11.1 billion as of June 30, 2026, compared to $10.9 billion as of March 31, 2026. The increase is due to the purchase of $462 million of investment securities, which offset paydowns and a decrease in the fair value of the portfolio. Refer to the Q2 2026 Earnings Presentation for additional details related to our investment securities portfolio and liquidity position.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Gross loans and leases were $47.2 billion as of June 30, 2026, compared to $47.7 billion as of March 31, 2026. The decrease reflects continued expected runoff in below-market-rate transactional loans and lower balances in non-owner occupied commercial real estate given elevated payoffs, due in part to competitive pricing pressure. Commercial loans, inclusive of owner-occupied commercial real estate, increased by 5% on an annualized basis relative to March 31, 2026, partially offsetting contraction in other portfolios. "Our bankers remained focused on relationship-driven activity during the second quarter, generating new business opportunities while continuing to manage the balance sheet with discipline," commented Tory Nixon, President of Columbia Bank. "Commercial relationship growth remained solid, and the continued runoff of lower-return transactional loans is reshaping our balance sheet as intended. Customer engagement remains healthy, and we remain encouraged by the quality of our pipelines and the opportunities we see across our western footprint." Refer to the Q2 2026 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to transactional loans.

Total deposits were $52.1 billion as of June 30, 2026, compared to $53.5 billion as of March 31, 2026. The decrease reflects intentional reductions in brokered deposits and wholesale public deposits, which declined to $978 million and $928 million, respectively, as of June 30, 2026, compared to $1.6 billion and $1.2 billion, respectively, as of March 31, 2026. Customer deposit contraction in April due to seasonal tax payments also contributed to the decline between periods. "Seasonal factors reduced deposit balances early in the quarter, with balances stabilizing in May and June despite increasing competition," stated Mr. Nixon. "Our teams continue to emphasize relationship banking, serving our customers through advice-driven conversations and tailored solutions, while preserving the strength of our core deposit franchise. Meeting the evolving needs of our customers remains at the center of the value we provide." We utilized borrowings, which were $4.3 billion as of June 30, 2026, compared to $3.4 billion as of March 31, 2026, to supplement funding needs. Refer to the Q2 2026 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses ("ACL") was $475 million, or 1.01% of loans and leases, as of June 30, 2026, compared to $478 million, or 1.00% of loans and leases, as of March 31, 2026. The provision for credit losses was $27 million for the second quarter of 2026 and reflects loan portfolio runoff, credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.25% of average loans and leases (annualized) for the second quarter of 2026, compared to 0.30% for the first quarter of 2026. Net charge-offs in the FinPac portfolio were $15 million for the second quarter, compared to $14 million for the first quarter. Net charge-offs excluding the FinPac portfolio were $15 million for the second quarter, compared to $21 million for the first quarter. Non-performing assets were $273 million, or 0.42% of total assets, as of June 30, 2026, compared to $264 million, or 0.40% of total assets, as of March 31, 2026. Refer to the Q2 2026 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $26.70 as of June 30, 2026, compared to $26.47 as of March 31, 2026. During the second quarter, Columbia repurchased 6.6 million common shares under its current repurchase plan at an average price of $29.93, representing 2.3% of outstanding common shares. Book value also was impacted by the change in accumulated other comprehensive (loss) income ("AOCI") to $(310) million as of June 30, 2026, compared to $(291) million as of the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available-for-sale securities to $275 million as of June 30, 2026, compared to $260 million as of March 31, 2026. Tangible book value per common share3 was $19.22 as of June 30, 2026, compared to $19.03 as of March 31, 2026.

Columbia's estimated total risk-based capital ratio was 13.4% and its estimated common equity tier 1 risk-based capital ratio was 11.6% as of June 30, 2026, compared to 13.5% and 11.7%, respectively, as of March 31, 2026. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2026 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Earnings Presentation and Conference Call Information
Columbia's Q2 2026 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its second quarter 2026 earnings conference call on July 23, 2026 at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its second quarter 2026 financial results. Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/thdt6a5z/
Register for the call: https://register-conf.media-server.com/register/BIb20bf1c21e7e4dcd93e446da448dd1e9
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning preeminent regional bank with offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Texas, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) any revenue synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, and (ii) deposit attrition as a result of the Transaction; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking and state regulations), and other factors deemed relevant by Columbia's Board of Directors.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in millions, shares in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$683	$684	$722	$619	$564	—%	21%
Interest and dividends on investments:
Taxable	98	103	102	89	80	(5)%	23%
Exempt from federal income tax	12	12	12	8	7	—%	71%
Dividends	4	3	3	4	3	33%	33%
Temporary investments and interest bearing deposits	13	14	19	20	16	(7)%	(19)%
Total interest income	810	816	858	740	670	(1)%	21%
Interest expense:
Deposits	173	184	195	195	180	(6)%	(4)%
Securities sold under agreement to repurchase and federal funds purchased	1	1	1	1	1	—%	—%
Borrowings	39	30	27	30	35	30%	11%
Junior and other subordinated debentures	8	7	8	9	8	14%	—%
Total interest expense	221	222	231	235	224	—%	(1)%
Net interest income	589	594	627	505	446	(1)%	32%
Provision for credit losses	27	28	23	70	30	(4)%	(10)%
Non-interest income:
Service charges on deposits	23	20	24	21	20	15%	15%
Card-based fees	17	15	16	15	14	13%	21%
Financial services and trust revenue	15	15	15	9	6	—%	150%
Residential mortgage banking revenue, net	7	12	7	7	8	(42)%	(13)%
(Loss) gain on investment securities, net	(1)	—	2	2	—	nm	nm
Gain on loan and lease sales, net	—	1	1	—	—	(100)%	nm
(Loss) gain on loans held for investment, at fair value	(1)	(2)	—	4	—	(50)%	nm
BOLI income	9	9	9	6	5	—%	80%
Other income	19	13	16	13	12	46%	58%
Total non-interest income	88	83	90	77	65	6%	35%
Non-interest expense:
Salaries and employee benefits	196	196	201	171	155	—%	26%
Occupancy and equipment, net	65	66	67	54	47	(2)%	38%
FDIC assessments	9	9	4	8	8	—%	13%
Intangible amortization	38	41	42	31	26	(7)%	46%
Merger and restructuring expense	9	24	39	87	8	(63)%	13%
Other expenses	58	58	59	42	34	—%	71%
Total non-interest expense	375	394	412	393	278	(5)%	35%
Income before provision for income taxes	275	255	282	119	203	8%	35%
Provision for income taxes	67	63	67	23	51	6%	31%
Net income	$208	$192	$215	$96	$152	8%	37%

Weighted average basic shares outstanding (in thousands)	285,558	290,933	295,376	237,838	209,125	(2)%	37%
Weighted average diluted shares outstanding (in thousands)	286,472	292,160	296,760	238,925	209,975	(2)%	36%
Earnings per common share – basic	$0.73	$0.66	$0.72	$0.40	$0.73	11%	—%
Earnings per common share – diluted	$0.73	$0.66	$0.72	$0.40	$0.73	11%	—%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
($ in millions, shares in thousands)	Jun 30, 2026	Jun 30, 2025	Year over Year
Interest income:
Loans and leases	$1,367	$1,117	22%
Interest and dividends on investments:
Taxable	201	149	35%
Exempt from federal income tax	24	14	71%
Dividends	7	6	17%
Temporary investments and interest bearing deposits	27	32	(16)%
Total interest income	1,626	1,318	23%
Interest expense:
Deposits	357	357	0%
Securities sold under agreement to repurchase and federal funds purchased	2	2	0%
Borrowings	69	71	(3)%
Junior and other subordinated debentures	15	17	(12)%
Total interest expense	443	447	(1)%
Net interest income	1,183	871	36%
Provision for credit losses	55	57	(4)%
Non-interest income:
Service charges on deposits	43	39	10%
Card-based fees	32	27	19%
Financial services and trust revenue	30	11	173%
Residential mortgage banking revenue, net	19	17	12%
(Loss) gain on investment securities, net	(1)	2	(150)%
Gain on loan and lease sales, net	1	—	nm
(Loss) gain on loans held for investment, at fair value	(3)	7	(143)%
BOLI income	18	10	80%
Other income	32	18	78%
Total non-interest income	171	131	31%
Non-interest expense:
Salaries and employee benefits	392	300	31%
Occupancy and equipment, net	131	95	38%
FDIC assessments	18	16	13%
Intangible amortization	79	54	46%
Merger and restructuring expense	33	23	43%
Legal settlement	—	55	(100)%
Other expenses	116	75	55%
Total non-interest expense	769	618	24%
Income before provision for income taxes	530	327	62%
Provision for income taxes	130	88	48%
Net income	$400	$239	67%

Weighted average basic shares outstanding (in thousands)	288,130	208,964	38%
Weighted average diluted shares outstanding (in thousands)	289,212	209,965	38%
Earnings per common share – basic	$1.39	$1.14	22%
Earnings per common share – diluted	$1.38	$1.14	21%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in millions, shares in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$648	$577	$511	$535	$608	12%	7%
Interest-bearing cash and temporary investments	1,121	1,522	1,869	1,808	1,334	(26)%	(16)%
Investment securities:
Equity and other, at fair value	126	124	113	112	93	2%	35%
Available for sale, at fair value	11,131	10,915	11,112	11,013	8,653	2%	29%
Held to maturity, at amortized cost	17	18	18	18	2	(6)%	nm
Loans held for sale	61	81	262	340	66	(25)%	(8)%
Loans and leases	47,166	47,697	47,776	48,462	37,637	(1)%	25%
Allowance for credit losses on loans and leases	(458)	(459)	(466)	(473)	(421)	—%	9%
Net loans and leases	46,708	47,238	47,310	47,989	37,216	(1)%	26%
Restricted equity securities	207	168	159	119	161	23%	29%
Premises and equipment, net	424	426	422	416	357	—%	19%
Goodwill	1,482	1,482	1,482	1,481	1,029	—%	44%
Other intangible assets, net	633	671	712	754	430	(6)%	47%
Bank-owned life insurance	1,227	1,222	1,218	1,199	705	—%	74%
Other assets	1,595	1,583	1,644	1,712	1,247	1%	28%
Total assets	$65,380	$66,027	$66,832	$67,496	$51,901	(1)%	26%
Liabilities:
Deposits
Non-interest-bearing	$17,218	$17,635	$17,419	$17,810	$13,220	(2)%	30%
Interest-bearing	34,838	35,854	36,792	37,961	28,523	(3)%	22%
Total deposits	52,056	53,489	54,211	55,771	41,743	(3)%	25%
Securities sold under agreements to repurchase	189	162	207	167	191	17%	(1)%
Borrowings	4,250	3,400	3,200	2,300	3,350	25%	27%
Junior subordinated debentures, at fair value	339	333	338	331	323	2%	5%
Junior and other subordinated debentures, at amortized cost	97	97	97	107	108	—%	(10)%
Other liabilities	897	882	939	1,030	844	2%	6%
Total liabilities	57,828	58,363	58,992	59,706	46,559	(1)%	24%
Shareholders' equity:
Common stock	7,702	7,896	8,099	8,189	5,826	(2)%	32%
Retained earnings (accumulated deficit)	160	59	(26)	(131)	(151)	171%	nm
Accumulated other comprehensive loss	(310)	(291)	(233)	(268)	(333)	7%	(7)%
Total shareholders' equity	7,552	7,664	7,840	7,790	5,342	(1)%	41%
Total liabilities and shareholders' equity	$65,380	$66,027	$66,832	$67,496	$51,901	(1)%	26%

Common shares outstanding at period end (in thousands)	282,817	289,530	295,422	299,147	210,213	(2)%	35%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.37	$0.37	$0.37	$0.36	$0.36	—%	3%
Book value	$26.70	$26.47	$26.54	$26.04	$25.41	1%	5%
Tangible book value (1)	$19.22	$19.03	$19.11	$18.57	$18.47	1%	4%

Performance Ratios:
Efficiency ratio (2)	55.15%	58.03%	57.30%	67.29%	54.29%	(2.88)	0.86
Non-interest expense to average assets (1)	2.29%	2.41%	2.44%	2.74%	2.16%	(0.12)	0.13
Return on average assets ("ROAA")	1.27%	1.18%	1.27%	0.67%	1.19%	0.09	0.08
Pre-provision net revenue ("PPNR") ROAA (1)	1.85%	1.73%	1.80%	1.32%	1.81%	0.12	0.04
Return on average common equity	10.99%	10.00%	10.92%	6.19%	11.56%	0.99	(0.57)
Return on average tangible common equity (1)	15.29%	13.88%	15.24%	8.58%	16.03%	1.41	(0.74)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	52.92%	53.68%	51.39%	52.32%	51.79%	(0.76)	1.13
Operating non-interest expense to average assets (1)	2.24%	2.26%	2.20%	2.14%	2.10%	(0.02)	0.14
Operating ROAA (1)	1.33%	1.28%	1.44%	1.42%	1.25%	0.05	0.08
Operating PPNR ROAA (1)	1.92%	1.87%	2.02%	1.89%	1.88%	0.05	0.04
Operating return on average common equity (1)	11.46%	10.89%	12.34%	13.15%	12.16%	0.57	(0.70)
Operating return on average tangible common equity (1)	15.95%	15.11%	17.22%	18.24%	16.85%	0.84	(0.90)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.77%	5.78%	5.92%	5.96%	6.00%	(0.01)	(0.23)
Yield on earning assets (2)	5.40%	5.44%	5.55%	5.62%	5.62%	(0.04)	(0.22)
Cost of interest bearing deposits	1.96%	2.04%	2.08%	2.43%	2.52%	(0.08)	(0.56)
Cost of interest bearing liabilities	2.21%	2.24%	2.27%	2.65%	2.78%	(0.03)	(0.57)
Cost of total deposits	1.32%	1.39%	1.40%	1.66%	1.73%	(0.07)	(0.41)
Cost of total funding (3)	1.55%	1.56%	1.57%	1.87%	1.98%	(0.01)	(0.43)
Net interest margin (2)	3.93%	3.96%	4.06%	3.84%	3.75%	(0.03)	0.18
Average interest bearing cash / Average interest earning assets	2.33%	2.59%	3.12%	3.41%	2.97%	(0.26)	(0.64)
Average loans and leases / Average interest earning assets	78.67%	78.44%	78.12%	78.39%	78.64%	0.23	0.03
Average loans and leases / Average total deposits	90.19%	88.58%	87.34%	88.39%	90.07%	1.61	0.12
Average non-interest bearing deposits / Average total deposits	32.90%	32.26%	32.45%	31.41%	31.39%	0.64	1.51
Average total deposits / Average total funding (3)	91.88%	93.58%	94.52%	93.47%	91.92%	(1.70)	(0.04)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.57%	0.55%	0.41%	0.40%	0.47%	0.02	0.10
Non-performing assets to total assets	0.42%	0.40%	0.30%	0.29%	0.35%	0.02	0.07
Allowance for credit losses to loans and leases	1.01%	1.00%	1.02%	1.01%	1.17%	0.01	(0.16)
Total risk-based capital ratio (4)	13.4%	13.5%	13.6%	13.4%	13.0%	(0.10)	0.40
Common equity tier 1 risk-based capital ratio (4)	11.6%	11.7%	11.8%	11.6%	10.8%	(0.10)	0.80

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2026	Jun 30, 2025	Year over Year
Per Common Share Data:
Dividends	$0.74	$0.72	2.78%

Performance Ratios:
Efficiency ratio (2)	56.59%	61.54%	(4.95)
Non-interest expense to average assets (1)	2.35%	2.42%	(0.07)
Return on average assets	1.22%	0.94%	0.28
PPNR ROAA (1)	1.79%	1.50%	0.29
Return on average common equity	10.49%	9.18%	1.31
Return on average tangible common equity (1)	14.58%	12.80%	1.78

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	53.29%	53.40%	(0.11)
Operating non-interest expense to average assets (1)	2.25%	2.11%	0.14
Operating ROAA (1)	1.30%	1.17%	0.13
Operating PPNR ROAA (1)	1.90%	1.78%	0.12
Operating return on average common equity (1)	11.17%	11.52%	(0.35)
Operating return on average tangible common equity (1)	15.53%	16.07%	(0.54)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.78%	5.96%	(0.18)
Yield on earning assets (2)	5.42%	5.56%	(0.14)
Cost of interest bearing deposits	2.00%	2.52%	(0.52)
Cost of interest bearing liabilities	2.23%	2.79%	(0.56)
Cost of total deposits	1.35%	1.72%	(0.37)
Cost of total funding (3)	1.56%	1.98%	(0.42)
Net interest margin (2)	3.94%	3.67%	0.27
Average interest bearing cash / Average interest earning assets	2.46%	3.05%	(0.59)
Average loans and leases / Average interest earning assets	78.55%	78.78%	(0.23)
Average loans and leases / Average total deposits	89.38%	90.21%	(0.83)
Average non-interest bearing deposits / Average total deposits	32.58%	31.57%	1.01
Average total deposits / Average total funding (3)	92.73%	91.90%	0.83

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate: (1)
Non-owner occupied term	$7,584	$8,113	$8,206	$8,444	$6,190	(7)%	23%
Owner occupied term	7,405	7,258	7,314	7,361	5,320	2%	39%
Multifamily	10,122	10,173	10,281	10,377	5,735	(1)%	76%
Construction & development	1,529	1,670	1,707	2,071	2,070	(8)%	(26)%
Residential development	369	373	362	367	286	(1)%	29%
Commercial:
Term	7,004	6,887	6,713	6,590	5,353	2%	31%
Lines of credit & other	3,794	3,804	3,643	3,582	2,951	—%	29%
Leases & equipment finance	1,617	1,619	1,599	1,614	1,641	—%	(1)%
Residential:
Mortgage	5,402	5,483	5,624	5,722	5,830	(1)%	(7)%
Home equity loans & lines	2,176	2,147	2,149	2,153	2,083	1%	4%
Consumer & other	164	170	178	181	178	(4)%	(8)%
Total loans and leases, net of deferred fees and costs	$47,166	$47,697	$47,776	$48,462	$37,637	(1)%	25%

Loans and leases mix:
Commercial real estate: (1)
Non-owner occupied term	16%	17%	17%	18%	16%
Owner occupied term	16%	15%	15%	15%	14%
Multifamily	22%	21%	22%	21%	15%
Construction & development	3%	4%	4%	4%	6%
Residential development	1%	1%	1%	1%	1%
Commercial:
Term	15%	15%	14%	14%	14%
Lines of credit & other	8%	8%	8%	7%	8%
Leases & equipment finance	3%	3%	3%	3%	4%
Residential:
Mortgage	11%	11%	12%	12%	15%
Home equity loans & lines	5%	5%	4%	4%	6%
Consumer & other	—%	—%	—%	1%	1%
Total	100%	100%	100%	100%	100%

(1) During the three months ended June 30, 2026, the Company aligned the presentation of certain loans with its established loan classification methodology. This resulted in approximately $174 million of loans being reported within different commercial real estate loan categories, primarily multifamily loans, with a corresponding decrease in non-owner occupied term loans.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$17,218	$17,635	$17,419	$17,810	$13,220	(2)%	30%
Demand, interest bearing	11,093	10,860	10,763	11,675	8,335	2%	33%
Money market	16,415	16,843	17,013	16,816	11,694	(3)%	40%
Savings	2,392	2,437	2,442	2,504	2,276	(2)%	5%
Time	4,938	5,714	6,574	6,966	6,218	(14)%	(21)%
Total	$52,056	$53,489	$54,211	$55,771	$41,743	(3)%	25%

Total core deposits (1)	$49,488	$50,245	$50,174	$51,535	$37,294	(2)%	33%

Deposit mix:
Demand, non-interest bearing	33%	33%	32%	32%	32%
Demand, interest bearing	21%	20%	20%	21%	20%
Money market	32%	31%	31%	30%	28%
Savings	5%	5%	5%	5%	5%
Time	9%	11%	12%	12%	15%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate	$96	$91	$50	$53	$31	5%	210%
Commercial	84	96	66	67	67	(13)%	25%
Total loans and leases on non-accrual status	180	187	116	120	98	(4)%	84%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate	4	3	2	—	—	33%	nm
Commercial	4	2	8	5	5	100%	(20)%
Residential (2)	80	69	72	71	74	16%	8%
Total loans and leases past due 90+ days and accruing (2)	88	74	82	76	79	19%	11%
Total non-performing loans and leases (1), (2)	268	261	198	196	177	3%	51%
Other real estate owned	5	3	2	3	3	67%	67%
Total non-performing assets (1), (2)	$273	$264	$200	$199	$180	3%	52%

Loans and leases past due 31-89 days	$125	$168	$94	$85	$142	(26)%	(12)%
Loans and leases past due 31-89 days to total loans and leases	0.27%	0.35%	0.20%	0.18%	0.38%	(0.08)	(0.11)
Non-performing loans and leases to total loans and leases (1), (2)	0.57%	0.55%	0.41%	0.40%	0.47%	0.02	0.10
Non-performing assets to total assets (1), (2)	0.42%	0.40%	0.30%	0.29%	0.35%	0.02	0.07
Non-accrual loans and leases to total loan and leases (2)	0.38%	0.39%	0.24%	0.25%	0.26%	(0.01)	0.12

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $78 million, $88 million, $79 million, $70 million, and $68 million at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

(2) Excludes certain mortgage loans that carry a government guarantee, which Columbia has the unilateral right to repurchase but has not done so, totaling $4 million, $4 million, $3 million, $2 million, and $2 million at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$459	$466	$473	$421	$421	(2)%	9%
Initial ACL recorded for PCD loans acquired during the period	—	—	—	5	—	nm	nm
Provision for credit losses on loans and leases	29	28	23	69	29	4%	0%
Charge-offs
Commercial real estate	(1)	—	(8)	(3)	—	nm	nm
Commercial	(32)	(39)	(23)	(22)	(33)	(18)%	(3)%
Residential	—	—	(1)	—	—	nm	nm
Consumer & other	(2)	(1)	(1)	(2)	(1)	100%	100%
Total charge-offs	(35)	(40)	(33)	(27)	(34)	(13)%	3%
Recoveries
Commercial	4	4	3	4	5	0%	(20)%
Consumer & other	1	1	—	1	—	0%	nm
Total recoveries	5	5	3	5	5	0%	0%
Net charge-offs
Commercial real estate	(1)	—	(8)	(3)	—	nm	nm
Commercial	(28)	(35)	(20)	(18)	(28)	(20)%	0%
Residential	—	—	(1)	—	—	nm	nm
Consumer & other	(1)	—	(1)	(1)	(1)	nm	0%
Total net charge-offs	(30)	(35)	(30)	(22)	(29)	(14)%	3%
Balance, end of period	$458	$459	$466	$473	$421	0%	9%
Reserve for unfunded commitments
Balance, beginning of period	$19	$19	$19	$18	$17	0%	12%
(Recapture) provision for credit losses on unfunded commitments	(2)	—	—	1	1	nm	(300)%
Balance, end of period	17	19	19	19	18	(11)%	(6)%
Total Allowance for credit losses (ACL)	$475	$478	$485	$492	$439	(1)%	8%

Net charge-offs to average loans and leases (annualized)	0.25%	0.30%	0.25%	0.22%	0.31%	(0.05)	(0.06)
Recoveries to gross charge-offs	14.29%	12.50%	9.09%	18.52%	15.19%	1.79	(0.90)
ACLLL to loans and leases	0.97%	0.96%	0.98%	0.98%	1.12%	0.01	(0.15)
ACL to loans and leases	1.01%	1.00%	1.02%	1.01%	1.17%	0.01	(0.16)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
($ in millions)	Jun 30, 2026	Jun 30, 2025	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$466	$425	10%
Provision for credit losses on loans and leases	57	55	4%
Charge-offs
Commercial real estate	(1)	—	nm
Commercial	(71)	(66)	8%
Residential	—	(1)	nm
Consumer & other	(3)	(2)	50%
Total charge-offs	(75)	(69)	9%
Recoveries
Commercial	8	9	(11)%
Consumer & other	2	1	100%
Total recoveries	10	10	0%
Net charge-offs
Commercial real estate	(1)	—	nm
Commercial	(63)	(57)	11%
Residential	—	(1)	nm
Consumer & other	(1)	(1)	0%
Total net charge-offs	(65)	(59)	10%
Balance, end of period	$458	$421	9%
Reserve for unfunded commitments
Balance, beginning of period	$19	$16	19%
(Recapture) provision for credit losses on unfunded commitments	(2)	2	(200)%
Balance, end of period	17	18	(6)%
Total Allowance for credit losses (ACL)	$475	$439	8%

Net charge-offs to average loans and leases (annualized)	0.28%	0.31%	(0.03)
Recoveries to gross charge-offs	13.33%	14.62%	(1.29)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	June 30, 2026			March 31, 2026			June 30, 2025
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$66	$—	6.86%	$189	$3	5.17%	$67	$1	6.66%
Loans and leases (1)	47,419	683	5.77%	47,714	681	5.78%	37,648	563	6.00%
Taxable securities	10,173	102	3.97%	10,097	106	4.22%	7,937	83	4.22%
Non-taxable securities (2)	1,219	15	4.63%	1,253	14	4.51%	798	8	3.95%
Temporary investments and interest-bearing cash	1,402	13	3.71%	1,578	14	3.65%	1,421	16	4.46%
Total interest-earning assets (1), (2)	60,279	$813	5.40%	60,831	$818	5.44%	47,871	$671	5.62%
Goodwill and other intangible assets	2,136			2,175			1,472
Other assets	3,217			3,209			2,209
Total assets	$65,632			$66,215			$51,552
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$11,002	$45	1.65%	$10,780	$43	1.60%	$8,480	$48	2.28%
Money market deposits	16,658	87	2.10%	16,848	88	2.12%	11,783	72	2.46%
Savings deposits	2,413	1	0.14%	2,443	1	0.12%	2,287	1	0.13%
Time deposits	5,205	40	3.03%	6,414	52	3.32%	6,126	59	3.85%
Total interest-bearing deposits	35,278	173	1.96%	36,485	184	2.04%	28,676	180	2.52%
Repurchase agreements and federal funds purchased	163	1	1.65%	187	1	1.86%	186	1	2.06%
Borrowings	4,050	39	3.90%	3,071	30	3.96%	3,058	35	4.53%
Junior and other subordinated debentures	431	8	7.07%	435	7	7.03%	428	8	8.05%
Total interest-bearing liabilities	39,922	$221	2.21%	40,178	$222	2.24%	32,348	$224	2.78%
Non-interest-bearing deposits	17,301			17,378			13,123
Other liabilities	814			873			794
Total liabilities	58,037			58,429			46,265
Common equity	7,594			7,786			5,287
Total liabilities and shareholders' equity	$65,631			$66,215			$51,552
NET INTEREST INCOME (2)		$592			$596			$447
NET INTEREST SPREAD (2)			3.19%			3.20%			2.84%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.93%			3.96%			3.75%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $3 million for the three months ended June 30, 2026, as compared to $2 million for the three months ended March 31, 2026 and $1 million for the three months ended June 30, 2025.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Six Months Ended
	June 30, 2026			June 30, 2025
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$127	$3	5.62%	$63	$2	6.49%
Loans and leases (1)	47,565	1,364	5.78%	37,663	1,115	5.96%
Taxable securities	10,135	208	4.09%	7,815	155	3.97%
Non-taxable securities (2)	1,236	29	4.57%	808	16	3.91%
Temporary investments and interest-bearing cash	1,490	27	3.67%	1,457	32	4.46%
Total interest-earning assets (1), (2)	60,553	$1,631	5.42%	47,806	$1,320	5.56%
Goodwill and other intangible assets	2,156			1,487
Other assets	3,213			2,210
Total assets	$65,922			$51,503
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$10,892	$88	1.63%	$8,426	$95	2.27%
Money market deposits	16,753	175	2.11%	11,694	141	2.43%
Savings deposits	2,428	2	0.13%	2,319	1	0.12%
Time deposits	5,806	92	3.19%	6,131	120	3.93%
Total interest-bearing deposits	35,879	357	2.00%	28,570	357	2.52%
Repurchase agreements and federal funds purchased	175	2	1.76%	201	2	1.94%
Borrowings	3,563	69	3.93%	3,048	71	4.67%
Junior and other subordinated debentures	433	15	7.05%	433	17	7.99%
Total interest-bearing liabilities	40,050	$443	2.23%	32,252	$447	2.79%
Non-interest-bearing deposits	17,339			13,180
Other liabilities	844			819
Total liabilities	58,233			46,251
Common equity	7,689			5,252
Total liabilities and shareholders' equity	$65,922			$51,503
NET INTEREST INCOME (2)		$1,188			$873
NET INTEREST SPREAD (2)			3.19%			2.77%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.94%			3.67%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $5 million for the year ended June 30, 2026, as compared to $2 million for the same period in 2025.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					%
($ in millions)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$6	$5	$5	$5	$5	20%	20%
Servicing	5	6	6	5	6	(17)%	(17)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	1	6	(1)	—	(2)	(83)%	nm
MSR hedge (loss) gain	(2)	(2)	—	—	2	—%	(200)%
Total	$7	$12	$7	$7	$8	(42)%	(13)%

Closed loan volume for sale	$195	$171	$176	$166	$164	14%	19%
Gain on sale margin	3.08%	2.92%	2.84%	3.01%	2.77%	0.16	0.31

Residential mortgage servicing rights:
Balance, beginning of period	$105	$99	$101	$103	$106	6%	(1)%
Additions for new MSR capitalized	2	3	2	1	2	(33)%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	1	6	(1)	—	(2)	(83)%	nm
Balance, end of period	$105	$105	$99	$101	$103	—%	2%

Residential mortgage loans serviced for others	$7,734	$7,812	$7,755	$7,797	$7,852	(1)%	(2)%
MSR as % of serviced portfolio	1.36%	1.34%	1.28%	1.30%	1.31%	0.02	0.05

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
($ in millions)	Jun 30, 2026	Jun 30, 2025	Year over Year
Residential mortgage banking revenue:
Origination and sale	$11	$9	22%
Servicing	11	12	(8)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6)	(6)	0%
Changes due to valuation inputs or assumptions	7	(3)	nm
MSR hedge (loss) gain	(4)	5	(180)%
Total	$19	$17	12%

Closed loan volume for sale	$366	$300	22%
Gain on sale margin	3.01%	2.98%	0.03

Residential mortgage servicing rights:
Balance, beginning of period	$99	$108	(8)%
Additions for new MSR capitalized	5	4	25%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6)	(6)	0%
Changes due to valuation inputs or assumptions	7	(3)	nm
Balance, end of period	$105	$103	2%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
Tangible Capital, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, except per-share data)		Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Total shareholders' equity	a	$7,552	$7,664	$7,840	$7,790	$5,342	(1)%	41%
Less: Goodwill		1,482	1,482	1,482	1,481	1,029	—%	44%
Less: Other intangible assets, net		633	671	712	754	430	(6)%	47%
Tangible common shareholders' equity	b	$5,437	$5,511	$5,646	$5,555	$3,883	(1)%	40%

Total assets	c	$65,380	$66,027	$66,832	$67,496	$51,901	(1)%	26%
Less: Goodwill		1,482	1,482	1,482	1,481	1,029	—%	44%
Less: Other intangible assets, net		633	671	712	754	430	(6)%	47%
Tangible assets	d	$63,265	$63,874	$64,638	$65,261	$50,442	(1)%	25%
Common shares outstanding at period end (in thousands)	e	282,817	289,530	295,422	299,147	210,213	(2)%	35%

Total shareholders' equity to total assets ratio	a / c	11.55%	11.61%	11.73%	11.54%	10.29%	(0.06)	1.26
Tangible common equity to tangible assets ratio	b / d	8.59%	8.63%	8.73%	8.51%	7.70%	(0.04)	0.89
Book value per common share	a / e	$26.70	$26.47	$26.54	$26.04	$25.41	1%	5%
Tangible book value per common share	b / e	$19.22	$19.03	$19.11	$18.57	$18.47	1%	4%

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
(Loss) gain on investment securities, net		$(1)	$—	$2	$2	$—	nm	nm
Gain (loss) on swap derivatives		—	—	1	(1)	(1)	nm	nm
(Loss) gain on loans held for investment, at fair value		(1)	(2)	—	4	—	(50)%	nm
Change in fair value of MSR due to valuation inputs or assumptions		1	6	(1)	—	(2)	(83)%	nm
MSR hedge (loss) gain		(2)	(2)	—	—	2	—%	(200)%
Total non-interest income adjustments	a	$(3)	$2	$2	$5	$(1)	(250)%	200%

Non-Interest Expense Adjustments
Merger and restructuring expense		$9	$24	$39	$87	$8	(63)%	13%
Exit and disposal costs		—	1	1	—	—	(100)%	nm
FDIC special assessment		—	—	(5)	(1)	—	nm	nm
Legal settlement and other non-operating expense		—	—	4	—	—	nm	nm
Total non-interest expense adjustments	b	$9	$25	$39	$86	$8	(64)%	13%

Net interest income	c	$589	$594	$627	$505	$446	(1)%	32%

Non-interest income (GAAP)	d	$88	$83	$90	$77	$65	6%	35%
Less: Non-interest income adjustments	a	3	(2)	(2)	(5)	1	nm	200%
Operating non-interest income (non-GAAP)	e	$91	$81	$88	$72	$66	12%	38%

Revenue (GAAP)	f=c+d	$677	$677	$717	$582	$511	—%	32%
Operating revenue (non-GAAP)	g=c+e	$680	$675	$715	$577	$512	1%	33%

Non-interest expense (GAAP)	h	$375	$394	$412	$393	$278	(5)%	35%
Less: Non-interest expense adjustments	b	(9)	(25)	(39)	(86)	(8)	(64)%	13%
Operating non-interest expense (non-GAAP)	i	$366	$369	$373	$307	$270	(1)%	36%

Net income (GAAP)	j	$208	$192	$215	$96	$152	8%	37%
Provision for income taxes		67	63	67	23	51	6%	31%
Income before provision for income taxes		275	255	282	119	203	8%	35%
Provision for credit losses		27	28	23	70	30	(4)%	(10)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	302	283	305	189	233	7%	30%
Less: Non-interest income adjustments	a	3	(2)	(2)	(5)	1	nm	200%
Add: Non-interest expense adjustments	b	9	25	39	86	8	(64)%	13%
Operating PPNR (non-GAAP)	l	$314	$306	$342	$270	$242	3%	30%

Net income (GAAP)	j	$208	$192	$215	$96	$152	8%	37%
Acquisition-related provision expense		—	—	—	70	—	nm	nm
Less: Non-interest income adjustments	a	3	(2)	(2)	(5)	1	nm	200%
Add: Non-interest expense adjustments	b	9	25	39	86	8	(64)%	13%
Tax effect of adjustments		(3)	(6)	(9)	(43)	(1)	(50)%	200%
Operating net income (non-GAAP)	m	$217	$209	$243	$204	$160	4%	36%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, shares in thousands)		Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Average assets	n	$65,632	$66,215	$67,114	$56,823	$51,552	(1)%	27%
Less: Average goodwill and other intangible assets, net		2,136	2,175	2,217	1,719	1,472	(2)%	45%
Average tangible assets	o	$63,496	$64,040	$64,897	$55,104	$50,080	(1)%	27%

Average common shareholders' equity	p	$7,594	$7,786	$7,814	$6,157	$5,287	(2)%	44%
Less: Average goodwill and other intangible assets, net		2,136	2,175	2,217	1,719	1,472	(2)%	45%
Average tangible common equity	q	$5,458	$5,611	$5,597	$4,438	$3,815	(3)%	43%

Weighted average basic shares outstanding (in thousands)	r	285,558	290,933	295,376	237,838	209,125	(2)%	37%
Weighted average diluted shares outstanding (in thousands)	s	286,472	292,160	296,760	238,925	209,975	(2)%	36%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$0.73	$0.66	$0.72	$0.40	$0.73	11%	—%
Earnings per share - diluted	j / s	$0.73	$0.66	$0.72	$0.40	$0.73	11%	—%
Efficiency ratio (1)	h / f	55.15%	58.03%	57.30%	67.29%	54.29%	(2.88)	0.86
Non-interest expense to average assets	h / n	2.29%	2.41%	2.44%	2.74%	2.16%	(0.12)	0.13
Return on average assets	j / n	1.27%	1.18%	1.27%	0.67%	1.19%	0.09	0.08
Return on average tangible assets	j / o	1.31%	1.22%	1.31%	0.69%	1.22%	0.09	0.09
PPNR return on average assets	k / n	1.85%	1.73%	1.80%	1.32%	1.81%	0.12	0.04
Return on average common equity	j / p	10.99%	10.00%	10.92%	6.19%	11.56%	0.99	(0.57)
Return on average tangible common equity	j / q	15.29%	13.88%	15.24%	8.58%	16.03%	1.41	(0.74)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$0.76	$0.72	$0.82	$0.86	$0.77	6%	(1)%
Operating earnings per share - diluted	m / s	$0.76	$0.72	$0.82	$0.85	$0.76	6%	—%
Operating efficiency ratio, as adjusted (1)	u / y	52.92%	53.68%	51.39%	52.32%	51.79%	(0.76)	1.13
Operating non-interest expense to average assets	i / n	2.24%	2.26%	2.20%	2.14%	2.10%	(0.02)	0.14
Operating return on average assets	m / n	1.33%	1.28%	1.44%	1.42%	1.25%	0.05	0.08
Operating return on average tangible assets	m / o	1.37%	1.32%	1.49%	1.47%	1.28%	0.05	0.09
Operating PPNR return on average assets	l / n	1.92%	1.87%	2.02%	1.89%	1.88%	0.05	0.04
Operating return on average common equity	m / p	11.46%	10.89%	12.34%	13.15%	12.16%	0.57	(0.70)
Operating return on average tangible common equity	m / q	15.95%	15.11%	17.22%	18.24%	16.85%	0.84	(0.90)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$375	$394	$412	$393	$278	(5)%	35%
Less: Non-interest expense adjustments	b	(9)	(25)	(39)	(86)	(8)	(64)%	13%
Operating non-interest expense (non-GAAP)	i	366	369	373	307	270	(1)%	36%
Less: B&O taxes	t	(3)	(4)	(3)	(3)	(3)	(25)%	—%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$363	$365	$370	$304	$267	(1)%	36%

Net interest income (tax equivalent) (1)	v	$592	$596	$629	$507	$447	(1)%	32%
Non-interest income (GAAP)	d	88	83	90	77	65	6%	35%
Add: BOLI tax equivalent adjustment (1)	w	3	3	3	2	2	—%	50%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	683	682	722	586	514	—%	33%
Less: Non-interest income adjustments	a	3	(2)	(2)	(5)	1	nm	200%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$686	$680	$720	$581	$515	1%	33%

Efficiency ratio (1)	h / f	55.15%	58.03%	57.30%	67.29%	54.29%	(2.88)	0.86
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	52.92%	53.68%	51.39%	52.32%	51.79%	(0.76)	1.13

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Six Months Ended		% Change
($ in millions)		Jun 30, 2026	Jun 30, 2025	Year over Year
Non-Interest Income Adjustments
(Loss) gain on investment securities, net		$(1)	$2	(150)%
Loss on swap derivatives		—	(2)	nm
(Loss) gain on loans held for investment, at fair value		(3)	7	(143)%
Change in fair value of MSR due to valuation inputs or assumptions		7	(3)	nm
MSR hedge (loss) gain		(4)	5	(180)%
Total non-interest income adjustments	a	$(1)	$9	(111)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$33	$23	43%
Exit and disposal costs		1	1	—%
Legal settlement and other non-operating expense		—	55	(100)%
Total non-interest expense adjustments	b	$34	$79	(57)%

Net interest income	c	$1,183	$871	36%

Non-interest income (GAAP)	d	$171	$131	31%
Less: Non-interest income adjustments	a	1	(9)	nm
Operating non-interest income (non-GAAP)	e	$172	$122	41%

Revenue (GAAP)	f=c+d	$1,354	$1,002	35%
Operating revenue (non-GAAP)	g=c+e	$1,355	$993	36%

Non-interest expense (GAAP)	h	$769	$618	24%
Less: Non-interest expense adjustments	b	(34)	(79)	(57)%
Operating non-interest expense (non-GAAP)	i	$735	$539	36%

Net income (GAAP)	j	$400	$239	67%
Provision for income taxes		130	88	48%
Income before provision for income taxes		530	327	62%
Provision for credit losses		55	57	(4)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	585	384	52%
Less: Non-interest income adjustments	a	1	(9)	nm
Add: Non-interest expense adjustments	b	34	79	(57)%
Operating PPNR (non-GAAP)	l	$620	$454	37%

Net income (GAAP)	j	$400	$239	67%
Less: Non-interest income adjustments	a	1	(9)	nm
Add: Non-interest expense adjustments	b	34	79	(57)%
Tax effect of adjustments		(9)	(9)	—%
Operating net income (non-GAAP)	m	$426	$300	42%
nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Six Months Ended		% Change
($ in millions, shares in thousands)		Jun 30, 2026	Jun 30, 2025	Year over Year
Average assets	n	$65,922	$51,503	28%
Less: Average goodwill and other intangible assets, net		2,156	1,487	45%
Average tangible assets	o	$63,766	$50,016	27%

Average common shareholders' equity	p	$7,689	$5,252	46%
Less: Average goodwill and other intangible assets, net		2,156	1,487	45%
Average tangible common equity	q	$5,533	$3,765	47%

Weighted average basic shares outstanding	r	288,130	208,964	38%
Weighted average diluted shares outstanding	s	289,212	209,965	38%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$1.39	$1.14	22%
Earnings per share - diluted	j / s	$1.38	$1.14	21%
Efficiency ratio (1)	h / f	56.59%	61.54%	(4.95)
Non-interest expense to average assets	h/n	2.35%	2.42%	(0.07)
Return on average assets	j / n	1.22%	0.94%	0.28
Return on average tangible assets	j / o	1.26%	0.96%	0.30
PPNR return on average assets	k/n	1.79%	1.50%	0.29
Return on average common equity	j / p	10.49%	9.18%	1.31
Return on average tangible common equity	j / q	14.58%	12.80%	1.78

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$1.48	$1.44	3%
Operating earnings per share - diluted	m / s	$1.47	$1.43	3%
Operating efficiency ratio, as adjusted (1)	u / y	53.29%	53.40%	(0.11)
Operating non-interest expense to average assets	i/n	2.25%	2.11%	0.14
Operating return on average assets	m / n	1.30%	1.17%	0.13
Operating return on average tangible assets	m / o	1.35%	1.21%	0.14
Operating PPNR return on average assets	l / n	1.90%	1.78%	0.12
Operating return on average common equity	m / p	11.17%	11.52%	(0.35)
Operating return on average tangible common equity	m / q	15.53%	16.07%	(0.54)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2026 Results
July 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Six Months Ended		% change
($ in millions)		Jun 30, 2026	Jun 30, 2025	Year over Year
Non-interest expense (GAAP)	h	$769	$618	24%
Less: Non-interest expense adjustments	b	(34)	(79)	(57)%
Operating non-interest expense (non-GAAP)	i	735	539	36%
Less: B&O taxes	t	(7)	(6)	17%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$728	$533	37%

Net interest income (tax equivalent) (1)	v	$1,188	$873	36%
Non-interest income (GAAP)	d	171	131	31%
Add: BOLI tax equivalent adjustment (1)	w	6	3	100%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	1,365	1,007	36%
Less: Non-interest income adjustments	a	1	(9)	nm
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$1,366	$998	37%

Efficiency ratio (1)	h /f	56.59%	61.54%	(4.95)
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	53.29%	53.40%	(0.11)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.